EXHIBIT 2.1
                       POST CLOSING ORGANIZATIONAL CHART


                                   Jewel Star
                                     (BVI)
                                     51.9%

                                   Worldstar
                                    (Nevada)
                                      100%
                                        Public Shareholders 10%
                                        $5.5M Investors 38%

                                 National Base
                                     (BVI)
                                      98%

                             Bulgan Gold Investment
                                      (HK)
                                      52%
                                          R. Tay 2%

                                  Bulgan Gold
                                      (HK)
                                      100%
                                          R. Bazar 30%
                                          H. Hartano 18%

                                Bulgan Mongolia
                                      (M)
                                      100%

                                  50 Mongolian
                                    Licences


     * percentages based upon 57,761,834 shares issued and outstanding upon completion of the Acquisition and related share issuances